As filed with the Securities and Exchange Commission on November 10, 2022

Registration No. 333-259679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BENSON HILL, INC.

(Exact name of registrant as specified in its charter

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2000 (Primary Standard Industrial Classification Code Number)	85-3374823 (I.R.S. Employer Identification No.)

1001 North Warson Road

St. Louis, Missouri 63132

Telephone: (314) 222-8218

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yevgeny Fundler

Chief Legal Officer

Benson Hill, Inc.

1001 North Warson Road, St. Louis, Missouri 63132

Telephone: (314) 222-8218

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James E. Bedar, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Telephone: (617) 856-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant has previously filed:

•	A registration statement on Form S-1 originally filed with the Securities and Exchange Commission (“SEC”) on September 21, 2021 and declared effective on October 4, 2021, as subsequently amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2022 and declared effective on May 10, 2022 (Registration No. 333-259679) (the “First Registration Statement”);

•	A registration statement on Form S-1 originally filed with the SEC on October 22, 2021 and declared effective on November 3, 2021, as subsequently amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2022 and declared effective on May 10, 2022 (Registration No. 333-260447) (the “Second Registration Statement”); and

•	A registration statement on Form S-1 filed with the SEC on April 11, 2022 and declared effective on May 4, 2022 (Registration No. 333- 264228) (the “Third Registration Statement”).

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Registration Statement”) is a combined prospectus and, upon effectiveness, this Registration Statement will constitute (i) Post-Effective Amendment No. 2 to the First Registration Statement, (ii) Post-Effective Amendment No. 2 to the Second Registration Statement, and (iii) Post-Effective Amendment No. 1 to the Third Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 29, 2021 (the “Closing Date”), Star Peak Corp II (“STPC”), a special purpose acquisition company, consummated a merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated May 8, 2021 (the “Merger Agreement”), by and among STPC, STPC Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of STPC (“Merger Sub”), and Benson Hill, Inc., a Delaware corporation (“Legacy Benson Hill”). Pursuant to the terms of the Merger Agreement, a business combination between STPC and Legacy Benson Hill was effected through the merger of Merger Sub with and into Legacy Benson Hill, with Legacy Benson Hill surviving the transaction as a wholly-owned subsidiary of STPC (the “Merger”). On the Closing Date, STPC changed its name to Benson Hill, Inc. and Legacy Benson Hill changed its name to Benson Hill Holdings, Inc.

Benson Hill, Inc., a Delaware corporation (the “Registrant” or the “Company,” “we,” “us,” “our”) has previously filed:

•	A registration statement on Form S-1 originally filed with the Securities and Exchange Commission (“SEC”) on September 21, 2021 and declared effective on October 4, 2021, as subsequently amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2022 and declared effective on May 10, 2022 (Registration No. 333-259679) (the “First Registration Statement”). The First Registration Statement related to: (1) the resale by the selling securityholders named in the prospectus included therein (or their permitted transferees) (the “First Registration Statement Selling Securityholders”) of (i) up to 29,053,454 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (including (a) 6,553,454 shares that may be issued upon exercise of the Private Placement Warrants (as defined below) and (b) 22,500,000 shares, which were issued to certain of the First Registration Statement Selling Securityholders in private placements pursuant to the terms of subscription agreements in connection with, and immediately prior to the consummation of, the Merger (the “PIPE Shares”) and (ii) up to 6,553,454 warrants to purchase shares of Common Stock originally issued in a private placement that closed concurrently with STPC’s initial public offering (the “STPC IPO”) (the “Private Placement Warrants”); and (2) the issuance by the Company of up to 6,553,454 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants.

•	A registration statement on Form S-1 originally filed with the SEC on October 22, 2021 and declared effective on November 3, 2021, as subsequently amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2022 and declared effective on May 10, 2022 (Registration No. 333-260447) (the “Second Registration Statement”). The Second Registration Statement related to: (1) the resale by the selling securityholders named in the prospectus included therein (or their permitted transferees) (the “Second Registration Statement Selling Securityholders”) of up to 89,628,274 shares of Common Stock (including (a) 8,066,000 shares held by Star Peak Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and certain of its transferees (the “Sponsor Shares”) and (b) 1,996,500 shares held by the Sponsor and certain of its transferees subject to substantially the same terms and restrictions applicable to the Earn Out Shares (as defined below) (but which are not held in escrow) (the “Sponsor Earn Out Shares”)); and (2) the issuance by the Company of up to 10,062,500 shares of Common Stock that are issuable upon the exercise of 10,062,500 warrants issued in connection with the STPC IPO (the “Public Warrants”).

•	A registration statement on Form S-1 filed with the SEC on April 11, 2022 and declared effective on May 4, 2022 (Registration No. 333- 264228) (the “Third Registration Statement”). The Third Registration Statement related to the resale from time to time by the selling securityholders named in the prospectus included therein (or their permitted transferees) (the “Third Registration Statement Selling Securityholders”) of (i) up to 34,866,661 shares of Common Stock, consisting of (a) up to 26,150,000 shares of Common Stock held directly by the Third Registration Statement Selling Securityholders and (b) up to 8,716,661 shares of Common Stock issuable upon the exercise of the March 2022 Warrants (as hereafter defined); and (ii) up to 39 warrants originally issued in a private placement (“March 2022 Warrants”).

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to the First Registration Statement (this “Registration Statement”) is being filed to combine the prospectuses included in the First Registration Statement, the Second Registration Statement and the Third Registration Statement (collectively, the “Prior Registration Statements”), pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), and convert the Prior Registration Statements into a single Registration Statement on Form S-3. Upon effectiveness, this Registration Statement will constitute (i) Post-Effective Amendment No. 2 to the First Registration Statement, (ii) Post-Effective Amendment No. 2 to the Second Registration Statement, and (iii) Post-Effective Amendment No. 1 to the Third Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statements, as applicable.

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The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders named in this prospectus may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2022

Preliminary Prospectus

BENSON HILL, INC.

153,548,389 shares of Common Stock

6,553,493 Warrants

Up to 16,615,954 shares of Common Stock Issuable upon Exercise of the Warrants

This prospectus relates to the resale by certain of the selling securityholders named in this prospectus, as applicable (or their permitted transferees), of up to:

•	(i) 29,053,454 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Benson Hill, Inc., a Delaware corporation (the “Company”) (including (a) 6,553,454 shares that may be issued upon exercise of the Private Placement Warrants (as defined below) and (b) 22,500,000 shares, which were issued to certain of the selling securityholders in private placements pursuant to the terms of subscription agreements in connection with, and immediately prior to the consummation of, the Merger (as defined below) (the “PIPE Shares”) and (ii) up to 6,553,454 warrants to purchase shares of Common Stock originally issued in a private placement that closed concurrently with Star Peak Corp II’s (“STPC”) initial public offering (the “STPC IPO”) (the “Private Placement Warrants”);

•	89,628,274 shares Common Stock (including (a) 8,066,000 shares held by Star Peak Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and certain of its transferees (the “Sponsor Shares”) and (b) 1,996,500 shares held by the Sponsor and certain of its transferees subject to substantially the same terms and restrictions applicable to the Earn Out Shares (as defined below) (but which are not held in escrow) (the “Sponsor Earn Out Shares”); and

•	(i) 34,866,661 shares of Common Stock, consisting of (a) up to 26,150,000 shares of Common Stock held directly by certain selling securityholders and (b) up to 8,716,661 shares of Common Stock issuable upon the exercise of the March 2022 Warrants (as hereafter defined); and (ii) up to 39 warrants originally issued in a private placement (“March 2022 Warrants”).

In addition, this prospectus relates to the issuance by the Company of up to:

•	6,553,454 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants; and

•	10,062,500 shares of Common Stock that are issuable upon the exercise of 10,062,500 warrants issued in connection with the STPC IPO (the “Public Warrants,” and together with the Private Placement Warrants and the March 2022 Warrants, the “Warrants”).

On September 29, 2021 (the “Closing Date”), STPC, a special purpose acquisition company, consummated a merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated May 8, 2021 (the “Merger Agreement”), by and among STPC, STPC Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of STPC (“Merger Sub”), and Benson Hill, Inc., a Delaware corporation (“Legacy Benson Hill”). Pursuant to the terms of the Merger Agreement, a business combination between STPC and Legacy Benson Hill was effected through the merger of Merger Sub with and into Legacy Benson Hill, with Legacy Benson Hill surviving the transaction as a wholly-owned subsidiary of STPC (the “Merger”). On the Closing Date, STPC changed its name to Benson Hill, Inc. and Legacy Benson Hill changed its name to Benson Hill Holdings, Inc.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders (as defined herein) may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the securities under this prospectus by the Selling Stockholders, although we will receive the proceeds from any exercise of the Warrants for cash. We will pay certain offering fees and expenses and fees in connection with the registration of the securities covered by this prospectus.

Information regarding the Selling Securityholders, the amounts of shares of Common Stock, Private Placement Warrants and March 2022 Warrants, as applicable, that may be sold by them and the times and manner in which they may offer and sell the shares of Common Stock, Private Placement Warrants and March 2022 Warrants, as applicable, under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “BHIL” and “BHIL WS,” respectively. On November 8, 2022, the closing price of our Common Stock was $3.00, and the closing price of our Public Warrants was $0.33.

We are a “smaller reporting company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible for reduced public company reporting requirements. Please see the section titled “Prospectus Summary-Implications of Being a Smaller Reporting Company” in the prospectus. We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2022.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may, from time to time, offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon exercise of the Private Placement Warrants and the Public Warrants.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation of Documents By Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference into this prospectus, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information; Incorporation of Documents By Reference.”

In addition, the market and industry data and forecasts that may be included in this prospectus, any post- effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the following terms have the indicated meanings:

“Benson Hill” or the “Company” means (i) Legacy Benson Hill prior to giving effect to the Merger and (ii) New Benson Hill after giving effect to the Merger;

“Closing” means the closing of the transactions contemplated by the Merger Agreement;

“Common Stock” means shares of Common Stock, par value $0.0001 per share, of the Company;

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“FINRA” means the Financial Industry Regulatory Authority;

“First Registration Statement” means the registration statement on Form S-1 originally filed with the SEC on September 21, 2021 and declared effective on October 4, 2021, as subsequently amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2022 and declared effective on May 10, 2022 (Registration No. 333-259679);

“First Registration Statement Selling Securityholders” means the selling securityholders named in the prospectus (or their permitted transferees) included in the First Registration Statement;

“Legacy Benson Hill” means Benson Hill, Inc. and its consolidated subsidiaries prior to giving effect to the Merger;

“March 2022 Private Placement” means the transactions between the Company and certain investors closing on March 25, 2022 involving the placement of (i) an aggregate of 26,150,000 shares of Common Stock, and (ii) an aggregate of 39 warrants exercisable to purchase an aggregate of 8,716,661 shares of Common Stock;

“March 2022 Warrants” means warrants issued by the Company in connection with the March 2022 Private Placement;

“Merger” means the merger of Merger Sub with and into Legacy Benson Hill, with Legacy Benson Hill surviving as a wholly-owned subsidiary of New Benson Hill;

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 8, 2021, by and among Legacy Benson Hill, Benson Hill, and Merger Sub;

“Merger Sub” means STPC II Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of STPC prior to the Merger;

“New Benson Hill” means Benson Hill, Inc. (formerly Star Peak Corp II), a Delaware corporation, after giving effect to the Merger;

“NYSE” means the New York Stock Exchange;

“PIPE Shares” means an aggregate of 22,500,000 shares of Common Stock issued to certain of the First Registration Statement Selling Securityholders in connection with, and immediately prior to the consummation of, the Merger;

“Private Placement Warrants” means 6,553,454 warrants initially issued by STPC to the Sponsor in connection with STPC’s IPO entitling the holder thereof to purchase one (1) share of Common Stock at an exercise price of $11.50 per share, subject to adjustment;

“Public Warrants” means the warrants underlying the units issued in the STPC’s IPO. Each Public Warrant entitles the holder thereof to purchase one (1) share of Common Stock at an exercise price of $11.50 per share, subject to adjustment;

“SEC” means the Securities and Exchange Commission;

“Second Registration Statement” means the registration statement on Form S-1 originally filed with the SEC on October 22, 2021 and declared effective on November 3, 2021, as subsequently amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2022 and declared effective on May 10, 2022 (Registration No. 333-260447);

“Second Registration Statement Selling Securityholders” means the selling securityholders named in the prospectus (or their permitted transferees) included in the Second Registration Statement;

“Securities Act” means the Securities Act of 1933, as amended;

“Selling Securityholders” means the Selling Securityholders named in this prospectus;

“Sponsor” means Star Peak Sponsor II LLC, a Delaware limited liability company;

“Sponsor Earn Out Shares” means the 1,996,500 shares of Common Stock owned by the Sponsor subject to substantially the same terms and restrictions as apply to certain shares of Common Stock that are currently held in escrow subject to forfeiture (but which are not held in escrow), which issued upon the closing of the Merger to certain of the Selling Securityholders, pending the achievement of certain milestones related to the share price of the Common Stock detailed in the Merger Agreement.

“Sponsor Shares” means the 8,066,000 shares of Common Stock held by the Sponsor and certain of its transferees;

“STPC” means Star Peak Corp II before giving effect to the Merger;

“STPC’s IPO” means STPC’s initial public offering that was consummated by STPC on January 8, 2021;

“Third Registration Statement” means the registration statement on Form S-1 filed with the SEC on April 11, 2022, and declared effective on May 4, 2022 (Registration No. 333- 264228); and

“Third Registration Statement Selling Securityholders” means the selling securityholders named in the prospectus (or their permitted transferees) included in the Third Registration Statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “estimate,” “expect,” “intend,” “project,” “forecast,” “may,” “will,” “should,” “could,” “would,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions. Forward-looking statements contained in this report include, but are not limited to, statements about our ability to:

•	execute our business strategy, including monetization of products and services provided and expansions in and into existing and new lines of business;

•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	consummate favorable transactions and successfully integrate acquired businesses;

•	obtain additional capital, including use of the debt and equity markets;

•	anticipate the impact of the COVID-19 pandemic and its effect on our business and financial conditions, and manage the associated operational risks;

•	anticipate the uncertainties inherent in the development of new business lines and business strategies;

•	increase brand awareness;

•	attract, train and retain effective employees, officers, and directors;

•	upgrade and maintain information technology systems;

•	acquire and protect intellectual property;

•	effectively respond to general economic and business conditions;

•	maintain our listing on the New York Stock Exchange (the “NYSE”);

•	enhance future operating and financial results;

•	anticipate technological changes;

•	comply with laws and regulations applicable to our business;

•	stay abreast of changes to applicable laws and regulations applying to our business;

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•	anticipate the impact of and effectively respond to applicable new accounting standards;

•	respond to fluctuations in commodity prices and foreign currency exchange rates and political unrest and regulatory changes in international markets from various events, such as the current conflict in Ukraine;

•	anticipate and adjust to any increases in interest rates that increase the cost of capital;

•	anticipate the significance and timing of contractual obligations;

•	maintain key strategic relationships with partners, suppliers and distributors;

•	respond to uncertainties associated with product and service development and market acceptance;

•	finance our operations on an economically viable basis;

•	anticipate the impact of new U.S. federal income tax laws, including the impact on deferred tax assets;

•	successfully defend litigation; and

•	successfully deploy the proceeds from the PIPE investment and the Merger (each as defined below).

Forward-looking statements represent our estimates and assumptions only as of the date of this registration statement. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this registration statement, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this report:

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	privacy and data protection laws, privacy or data breaches, or the loss of data; and

•	the impact of the COVID-19 pandemic and its effect on our business, financial condition and results of operations.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this registration statement are more fully described under the heading “Risk Factors” and elsewhere in this registration statement. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this registration statement describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this registration statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires or indicates, references to “Company,” “we,” “our,” and “us,” refer to Benson Hill, Inc. and its subsidiaries.

BENSON HILL, INC.

Overview

We are an integrated food technology company that uniquely combines data science, plant science and food science to unlock nature’s genetic diversity in the development of more nutritious, sustainable, affordable, great-tasting food and ingredients. We are headquartered in St. Louis, Missouri, where the majority of our research and development activities are managed. We operate a soy crushing and food-grade white flake and soy flour manufacturing operation in Creston, Iowa and a soy crushing facility in Seymour, Indiana to sell our proprietary products and non-proprietary products in North America and in select international markets. We also process yellow peas in North Dakota, which we sell throughout North America, and supply fresh produce through packing, distribution, and growing locations in the southeastern states of the United States.

Our purpose is to catalyze and broadly empower innovation from plant to plate so great tasting, more nutritious, affordable, and sustainable food choices are available to everyone. We combine cutting-edge technology with an innovative business approach to bring product innovations to customers and consumers. Our CropOS® technology platform uniquely combines data science, plant science, and food science to leverage the natural genetic diversity of plants to develop more innovative food, ingredient, and feed products — starting with a better seed.

Our business is comprised of two reportable segments: our Ingredients segment and our Fresh segment. Our Ingredients segment is currently focused on the production and commercialization of our proprietary soy-based ingredients. In addition, the segment produces and sells non-proprietary soy-based products and non-proprietary yellow pea ingredient products. Our proprietary products include soy-based vegetable oils, animal feed ingredients, aquaculture ingredients, and food ingredients derived from our ultra-high protein soybeans, which have the potential to reduce or eliminate costly water- and energy-intensive processing steps associated with producing products for the food and feed markets, alleviating supply constraints to help bring plant-based proteins and other sustainable ingredient products to scale. Our Fresh segment, which primarily includes our wholly-owned subsidiary, J&J Produce, Inc., is focused on growing, packing, and selling fresh produce products to major retail and food service customers. The Company is currently exploring strategic options for its Fresh operating segment.

Corporate Information

On September 29, 2021 (the “Closing Date”), STPC, a special purpose acquisition company, consummated the Merger pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, a business combination between STPC and Legacy Benson Hill was effected through the merger of Merger Sub with and into Legacy Benson Hill, with Legacy Benson Hill surviving the transaction as a wholly-owned subsidiary of STPC. On the Closing Date, STPC changed its name to Benson Hill, Inc. and Legacy Benson Hill changed its name to Benson Hill Holdings, Inc. As a consequence of the Merger, we became the successor to a company registered with the SEC and listed on the NYSE.

We are incorporated in Delaware and headquartered in St. Louis, Missouri, where the majority of our research and development activities are managed. Our principal executive offices are located at 1001 North Warson Road, St. Louis, Missouri and our telephone number is (314) 222-8218. Our corporate website address is www.bensonhill.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Benson Hill” is a registered trademark of Benson Hill, Inc. Other trademarks, logos, and slogans registered or used by Benson Hill and its subsidiaries include, but are not limited to, the following: CropOS®, Bright Day™, TruVail™, and Veri™. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common equity held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common equity held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. We will no longer be a smaller reporting company as of December 31, 2022.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of STPC’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

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THE OFFERING

Issuer	Benson Hill, Inc.

Offering Price

The Selling Securityholders may, or may not, elect to sell their shares of Common Stock, Private Placement Warrants or March 2022 Warrants covered by this prospectus as and to the extent they may determine, including for such prices as they may determine, and we will not have any control or influence over those prices. Such sales of Common Stock, if any, will be made through brokerage transactions on the NYSE or through other means. The sales price of such Common Stock will be at prevailing market prices on the NYSE or otherwise. Sales of Private Placement Warrants and March 2022 Warrants, if any, will be made in privately negotiated transactions. The sales price for Private Placement Warrants and March 2022 Warrants will be determined in such privately negotiated transactions. We expect that the sales price of any such sales of Private Placement Warrants and March 2022 Warrants will be primarily derived with reference to the market price of the shares of our Common Stock underlying such Private Placement Warrants and March 2022 Warrants. For more information, see the section entitled “Plan of Distribution.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Issuance of Common Stock

Shares of our Common Stock to be issued upon exercise of all Private Placement Warrants	6,553,454 shares

Shares of our Common Stock to be issued upon exercise of all Public Warrants	10,062,500 shares

Use of proceeds:

Private Placement Warrants

We will receive up to an aggregate of approximately $75.4 million from the exercise of all 6,553,454 Private Placement Warrants, assuming the exercise in full of such Private Placement Warrants for cash.

Public Warrants	We will receive up to an aggregate of approximately $115.7 million from the exercise of all 10,062,500 Public Warrants, assuming the exercise in full of such Public Warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Private Placement Warrants and Public Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. See “Use of Proceeds.”

Resale of Common Stock

Shares of Common Stock offered by certain First Registration Statement Selling Securityholders (including the PIPE Shares and shares of Common Stock to be issued upon exercise of all Private Placement Warrants)	29,053,454 shares

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Shares of Common Stock offered by certain Second Registration Statement Selling Securityholders (including the Sponsor Shares and the Sponsor Earn Out Shares)	89,628,274 shares

Shares of Common Stock offered by certain Third Registration Statement Selling Securityholders (including Common Stock issuable upon exercise of March 2022 Warrants)	34,866,661 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.

Market for Common Stock	Our Common Stock is currently listed on the NYSE under the symbol “BHIL”.

Resale of Private Placement Warrants

Private Placement Warrants offered by the Selling Securityholders	6,552,454 Private Placement Warrants

Exercise Price	$11.50 per share, subject to adjustment as described herein.

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Private Placement Warrants ” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of Private Placement Warrants by the Selling Securityholders.

Resale of March 2022 Warrants

March 2022 Warrants offered by the Selling Securityholders	39 March 2022 Warrants, each March 2022 Warrant to purchase a given number (the “Applicable Number”) of shares of Common Stock as set forth in each respective March 2022 Warrant.

Exercise Terms

Each March 2022 Warrant may be exercised for the Applicable Number of shares of Common Stock for such March 2022 Warrant. Each March 2022 Warrant has an exercise price equal to (x) $3.90 times (y) the Applicable Number of such March 2022 Warrant, is immediately exercisable, and expires on March 25, 2027, and is subject to customary adjustments.

The Company does not currently expect that the exercise of the March 2022 Warrants will be registered with the SEC. Until such time as such exercise may be registered, any exercise of the March 2022 Warrants must be pursuant to an applicable exemption from registration under the Securities Act.

Ownership Limits	The March 2022 Warrants consist of (i) 38 warrants containing a term limiting the exercise of the warrants by the holder to the extent that such exercise would cause the holder to exceed 19.99% beneficial ownership of the Company and (ii) 1 warrant that limits the exercise of the warrants to the extent that such exercise would cause the holder to exceed 9.99% beneficial ownership of the Company. Other than the term described above, the warrants are otherwise identical.

Redemption

Each March 2022 Warrant is redeemable by the Company for an amount equal to (x) $0.10 times (y) the Applicable Number of such March 2022 Warrant upon the Common Stock trading greater than $9.75 per share for 20 of 30 consecutive trading days.

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Use of proceeds	We will not receive any proceeds from the sale of March 2022 Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of the March 2022 Warrants for cash, which we intend to use to help fund our strategic growth initiatives.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Assuming the exercise of all outstanding Private Placement Warrants and Public Warrants for cash, we will receive an aggregate of approximately $191 million, but will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Private Placement Warrants and Public Warrants, if any, for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the Private Placement Warrants and Public Warrants. There is no assurance that the holders of the Private Placement Warrants and Public Warrants will elect to exercise for cash any or all of such Private Placement Warrants and Public Warrants. To the extent that any Private Placement Warrants and Public Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Placement Warrants and Public Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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DESCRIPTION OF SECURITIES

The following summary description is based on the provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the Charter and the Bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue 441,000,000 shares of capital stock, consisting of 440,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of November 8, 2022, there were 206,463,117 shares of Common Stock issued and outstanding, which shares were held by 392 stockholders of record, and no shares of Preferred Stock outstanding.

Common Stock

Voting Power

Except as otherwise required by law, the Charter or the Bylaws, each holder of our Common Stock is entitled to cast one vote per share on any matter that is submitted to a vote of stockholders. Delaware law allows for cumulative voting only if provided for in a corporation’s charter; however, the Charter does not authorize cumulative voting.

Dividends

Subject to the rights of the holders of each outstanding series of our Preferred Stock, the holders of shares of our Common Stock are entitled to participate ratably on a per share basis in any dividends or distributions as may be declared by our Board of Directors (the “Board”) from time to time out of any of our assets or funds legally available for the payment thereof.

Liquidation, Dissolution and Winding Up

Upon our dissolution, liquidation or winding up, the holders of our Preferred Stock are entitled to a liquidation preference over holders of our Common Stock as follows: after the payment of the full amount that the holders of our Preferred Stock are entitled to, the remaining available assets shall be distributed on a pro rata basis to the holders of our Common Stock and the holders of our Preferred Stock, but only to the extent that the holders of our Preferred Stock shall be entitled to participate in such distributions in accordance with the terms of such Preferred Stock and applicable law.

Preemptive or Other Rights

Our stockholders have no conversion rights or preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

The Charter provides that our stockholders shall elect directors to serve until the next annual meeting of stockholders and until his or her successor will have been elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. Except in a contested election, the vote required for election of a director by our stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of stockholders. In a contested election, the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election.

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Preferred Stock

The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

As of November 8, 2022, there were no shares of Preferred Stock outstanding. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

March 2022 Warrants

The March 2022 Warrants were issued on March 25, 2022 pursuant to the Subscription Agreements. You should review a copy of the Form of Subscription Agreement and the Form of March 2022 Warrant, which are filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the March 2022 Warrants.

Exercise

Each March 2022 Warrant can be exercised to purchase a given number (the “Applicable Number”) of shares of Common Stock respective to such Warrant. Each March 2022 Warrant has an exercise price of (x) $3.90 times (y) the Applicable Number of such Warrant, is immediately exercisable, and expires on March 25, 2027, and is subject to customary adjustments.

The Company does not currently expect that the exercise of the March 2022 Warrants will be registered with the SEC. Until such time as such exercise may be registered, any exercise of the March 2022 Warrants must be pursuant to an applicable exemption from registration under the Securities Act.

In addition, the March 2022 Warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Ownership Limits

The March 2022 Warrants consist of (i) 38 warrants containing a term limiting the exercise of the warrants by the holder to the extent that such exercise would cause the holder to exceed 19.99% beneficial ownership of the Company and (ii) 1 warrant that limits the exercise of the warrants to the extent that such exercise would cause the holder to exceed 9.99% beneficial ownership of the Company. Other than the term described above, the warrants are otherwise identical.

Redemption

Each March 2022 Warrant is redeemable by the Company for an amount equal to (x) $0.10 times (y) the Applicable Number of such March 2022 Warrant upon the Common Stock trading greater than $9.75 per share for 20 of 30 consecutive trading days, upon written notice to the holder, provided there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of such March 2022 Warrant, and a current prospectus relating thereto, available throughout the applicable redemption period.

Market Information

The March 2022 Warrants are not currently expected to be listed for trading on the NYSE.

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Private Placement Warrants

Each whole Private Placement Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on January 8, 2022, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a Private Placement Warrant holder may exercise its Private Placement Warrants only for a whole number of shares of Common Stock. This means only a whole Private Placement Warrant may be exercised at a given time by its holder. The Private Placement Warrants will expire on September 9, 2026 (which is five years after the Closing Date), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Private Placement Warrant and have no obligation to settle such Private Placement Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Private Placement Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Private Placement Warrant is exercisable and we are not obligated to issue a share of Common Stock upon exercise of a Private Placement Warrant unless the Common Stock issuable upon such Private Placement Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Private Placement Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Private Placement Warrant, the holder of such Private Placement Warrant is not entitled to exercise such Private Placement Warrant and such Private Placement Warrant may have no value and expire worthless. In no event are we required to net cash settle any Private Placement Warrant.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) less the exercise price of the Private Placement Warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent.

In connection with the Merger, we filed with the SEC registration statements on Form S-1 for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Private Placement Warrants, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statements and a current prospectus relating to those shares of Common Stock until the Private Placement Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if Common Stock is at the time of any exercise of a Private Placement Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Private Placement Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Private Placement Warrants is not effective by the 60th day after the Closing Date, Private Placement Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Private Placement Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Private Placement Warrants for that number of shares of Common Stock equal to the lesser of (i) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value”(defined below) less the exercise price of the Private Placement Warrants by (y) the fair market value and (ii) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

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Redemption of Private Placement Warrants when the price per share of Common Stock equals or exceeds $18.00

Once the Private Placement Warrants become exercisable, we may redeem the outstanding Private Placement Warrants (except as described herein):

•	in whole and not in part;

•	at a price of $0.01 per Private Placement Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each Private Placement Warrant holder; and

•	if, and only if, the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Private Placement Warrant as described under the heading “Anti-dilution Adjustments” below) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Private Placement Warrant holders.

We will not redeem the Private Placement Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Private Placement Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Private Placement Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Private Placement Warrant exercise price. Any such exercise would not be done on a “cashless” basis and would require the exercising Private Placement Warrant holder to pay the exercise price for each Private Placement Warrant being exercised. If the foregoing conditions are satisfied and we issue a notice of redemption of the Private Placement Warrants, each Private Placement Warrant holder will be entitled to exercise his, her or its Private Placement Warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Private Placement Warrant as described under the heading “Anti-dilution Adjustments” below) as well as the $11.50 Private Placement Warrant exercise price after the redemption notice is issued.

Notwithstanding the foregoing, the Private Placement Warrants will not be redeemable under certain redemption scenarios by us so long as they are held by the Sponsor or its permitted transferees.

Redemption of Private Placement Warrants when the price per share of Common Stock equals or exceeds $10.00

Once the Private Placement Warrants become exercisable, we may redeem the outstanding Private Placement Warrants (except as described herein):

•	in whole and not in part;

•	at $0.10 per Private Placement Warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Private Placement Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock (as defined below) except as otherwise described below;

•	if, and only if, the closing price of our Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Private Placement Warrant as described under the heading “Anti-dilution Adjustments” below) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the Private Placement Warrant holders; and

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•	if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Private Placement Warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Private Placement Warrant as described under the heading “Anti-dilution Adjustments” below), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Notwithstanding the foregoing, the Private Placement Warrants will not be redeemable under certain redemption scenarios by us so long as they are held by the Sponsor or its permitted transferees.

Beginning on the date the notice of redemption is given until the Private Placement Warrants are redeemed or exercised, holders may elect to exercise their Private Placement Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a Private Placement Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their Private Placement Warrants and such Private Placement Warrants are not redeemed for $0.10 per Private Placement Warrant), determined for these purposes based on volume-weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Private Placement Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Private Placement Warrants, each as set forth in the table below. We will provide our Private Placement Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Private Placement Warrant or the exercise price of a Private Placement Warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Private Placement Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Private Placement Warrant after such adjustment and the denominator of which is the exercise price of the Private Placement Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Private Placement Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Private Placement Warrant as so adjusted. If the exercise price of a Private Placement Warrant is adjusted as a result of raising capital in connection with the initial business combination pursuant to the fifth paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value (as defined below) and the Newly Issued Price as set forth under the heading “Anti-dilution Adjustments” and the denominator of which is $10.00.

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	Fair Market Value of Common Stock
Redemption Period (period to expiration of Private Placement Warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.280	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Private Placement Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Private Placement Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Private Placement Warrants, holders may choose to, in connection with this redemption feature, exercise their Private Placement Warrants for 0.277 shares of Common Stock for each whole Private Placement Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Private Placement Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Private Placement Warrants, holders may choose to, in connection with this redemption feature, exercise their Private Placement Warrants for 0.298 shares of Common Stock for each whole Private Placement Warrant. In no event will the Private Placement Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Private Placement Warrant (subject to adjustment). Finally, as reflected in the table above, if the Private Placement Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

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This redemption feature is structured to allow for all of the outstanding Private Placement Warrants to be redeemed when our Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Common Stock is below the exercise price of the Private Placement Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Private Placement Warrants without the Private Placement Warrants having to reach the $18.00 per share threshold described under the heading “Redemption of Private Placement Warrants when the price per share of Common Stock equals or exceeds $18.00” above. Holders choosing to exercise their Private Placement Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Private Placement Warrants based on an option pricing model with a fixed volatility input as of January 5, Private Placement. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Private Placement Warrants, and therefore have certainty as to our capital structure as the Private Placement Warrants would no longer be outstanding and would have been exercised or redeemed. We are required to pay the applicable redemption price to Private Placement Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Private Placement Warrants if we determine it is in our best interest to do so. As such, we would redeem the Private Placement Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Private Placement Warrants and pay the redemption price to the Private Placement Warrant holders.

As stated above, we can redeem the Private Placement Warrants when our Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Private Placement Warrant holders with the opportunity to exercise their Private Placement Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Private Placement Warrants when our Common Stock is trading at a price below the exercise price of the Private Placement Warrants, this could result in the Private Placement Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Private Placement Warrants for shares of Common Stock if and when our Common Stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the Private Placement Warrant holder. If, at the time of redemption, the Private Placement Warrants are exercisable for a security other than our Common Stock pursuant to the Warrant Agreement, the Private Placement Warrants may be exercised for such security. At such time as the Private Placement Warrants become exercisable for a security other than our Common Stock, we will use commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Private Placement Warrants.

Ownership Limit

A holder of a Private Placement Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Private Placement Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value”(as defined below) will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which our Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the Private Placement Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares of Common Stock (or other securities into which the Private Placement Warrants are convertible), other than (i) as described above, or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.10 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Private Placement Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.10 per share, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the Private Placement Warrant exercise price will be adjusted by multiplying the Private Placement Warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Private Placement Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Private Placement Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Private Placement Warrant holder had exercised the Private Placement Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Private Placement Warrant properly exercises the Private Placement Warrant within thirty days following public disclosure of such transaction, the Private Placement Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Private Placement Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Private Placement Warrants when an extraordinary transaction occurs during the exercise period of the Private Placement Warrants pursuant to which the holders of the Private Placement Warrants otherwise do not receive the full potential value of the Private Placement Warrants.

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The Warrant Agreement provides that the terms of the Private Placement Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Private Placement Warrants and the Warrant Agreement set forth in the prospectus related to STPC’s initial public offering, or defective provision, (ii) amending the provisions relating to cash dividends on shares of Common Stock as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Private Placement Warrants, provided that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Private Placement Warrants being exercised. The Private Placement Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Private Placement Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the Private Placement Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Annual Stockholder Meetings

Annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communication.

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Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the DGCL contain certain provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

•	Issuance of undesignated Preferred Stock: Under the Charter, the Board has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock enables the Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•	Election and removal of directors and board vacancies: The Charter provides that, in the event of a contested election, directors will be elected by a plurality vote. The Charter and the Bylaws also provide that the Board has the right to increase or decrease the size of the Board, provided there are at least five and no more than fifteen directors, and to fill vacancies on the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Only the Board is authorized to fill vacant directorships. In addition, the number of directors constituting the Board may be set only by resolution adopted by a majority vote of the directors then in office. These provisions prevent stockholders from increasing the size of the Board and gaining control of the Board by filling the resulting vacancies with their own nominees.

•	Requirements for advance notification of stockholder nominations and proposals: The Bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

•	No written consent of stockholders: The Charter requires that, subject to the rights of the holders of any series of Preferred Stock, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of the Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

•	Stockholder ability to call special meetings: The Charter and Bylaws provide that our Secretary may call special meetings of stockholders at the request of the holders of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

•	Amendments to the Charter and the Bylaws: The Charter provides that, prior to September 29, 2024 (the “Sunset Date”), which is the third anniversary of the Closing Date, the affirmative vote of at least 66-2∕3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, shall be required to (i) adopt, amend or repeal the Bylaws or (ii) to amend or repeal articles in the Charter related to the Board, amendments of our governing documents, stockholder actions, limitation of director liability and indemnification, mergers and other business combinations, corporate opportunity, forum selection and certain miscellaneous provisions. On or after the Sunset Date, the Bylaws may be adopted, amended or repealed, and such provisions of the Charter may be amended or repealed, by the affirmative vote of the majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class. Notwithstanding the foregoing, the Bylaws may at all times be adopted, altered, amended or repealed by the affirmative vote of a majority of the directors then in office.

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•	Business combinations: The Charter provides that, prior to the Sunset Date, (i) no acquisition of us by another entity (subject to limited exceptions) and (ii) no sale of all or substantially all of our assets shall be valid unless first approved by the affirmative vote of at least 66-2/3% of the voting power of the outstanding shares of capital stock entitled to vote on such matters, voting as a single class. On or after the Sunset Date, no event described in the preceding clauses (i) and (ii) shall be valid unless first approved by the affirmative vote of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote on such matters, voting as a single class.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our securities and, as a consequence, they may also reduce fluctuations in the market price of our securities that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could have the effect of delaying or preventing a change of control.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us or any director, officer, or other employee arising pursuant to any provision of the DGCL, the Charter or the Bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of the Charter or the Bylaws, or (v) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, the Charter provides that the federal district court for the District of Delaware (or, in the event such court does not have jurisdiction, the federal district courts of the United States) will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Although the Charter contains the choice of forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

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Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of our directors or officers will offer any such corporate opportunity of which they may become aware to us, except with respect to any of our directors or officers regarding a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving our directors, officers or employees for which indemnification is sought.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Investor Rights Agreement

In connection with the Closing, STPC, the IRA Parties entered into the IRA, which became effective upon the Closing. Under the terms of the IRA, we agreed to file a registration statement registering for resale under the Securities Act all of the Common Stock held by the IRA Parties, including the Sponsor Shares and the Sponsor Earn Out Shares. In accordance with the IRA, the IRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, with respect to their Founder Shares, their Private Placement Warrants (including any shares of Common Stock issuable upon exercise thereof) and certain other securities as described therein. The IRA also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. In addition, until the third anniversary of the Closing Date and pursuant to the terms and conditions of the IRA, the Sponsor will have the right, but not the obligation, to designate two individuals to be appointed or nominated, as the case may be, for election to the Board.

Subscription Agreements

Under the terms of the Subscription Agreements, we agreed to file a registration statement registering for resale under the Securities Act all of the PIPE Shares acquired by the PIPE Investors. We will use our commercially reasonable efforts to maintain the continuous effectiveness of such registration statement, and to be supplemented and amended to the extent necessary to ensure that such registration statement is available or, if not available, that another registration statement is available for the resale of the PIPE Shares, until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the a PIPE Investor ceases to hold any such PIPE Shares issued pursuant to a Subscription Agreement, or (iii) the first date on which a PIPE Investor is able to sell all of its PIPE Shares issued pursuant to a Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without being subject to the public information, volume or manner of sale limitations of such rule.

The Subscription Agreements provide for customary rights of the Company to delay or postpone the effectiveness of such registration statement, and from time to time to require the PIPE Investor not to sell under the such registration statement or to suspend the use thereof, provided that the Company may not delay or suspend such registration statement on more than two occasions or for more than ninety consecutive calendar days, or more than one hundred twenty total calendar days, in each case during any twelve-month period. The Subscription Agreements also provide that the Company, on the one hand, and each PIPE Investor, severally and not jointly with any other PIPE Investor, on the other hand, will indemnify the other parties against certain liabilities which may arise under the Securities Act in connection with such registration statement.

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Listing

Our Common Stock and Public Warrants are traded on the NYSE under the symbols “BHIL” and “BHIL WS,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE or any securities market or other exchange of the Preferred Stock covered by such prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004, and its telephone number is (212) 509-4000.

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DETERMINATION OF OFFERING PRICE

The Selling Securityholders may, or may not, elect to sell their shares of Common Stock, Private Placement Warrants or March 2022 Warrants covered by this prospectus as and to the extent they may determine, including for such prices as they may determine, and we will not have any control or influence over those prices. Such sales of Common Stock, if any, will be made through brokerage transactions on the NYSE or through other means. The sales price of such Common Stock will be at prevailing market prices on the NYSE or otherwise. Sales of Private Placement Warrants and March 2022 Warrants, if any, will be made in privately negotiated transactions. The sales price for Private Placement Warrants and March 2022 Warrants will be determined in such privately negotiated transactions. We expect that the sales price of any such sales of Private Placement Warrants and March 2022 Warrants will be primarily derived with reference to the market price of the shares of our Common Stock underlying such Private Placement Warrants and March 2022 Warrants. For more information, see the section entitled “Plan of Distribution.”

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SELLING SECURITYHOLDERS

Registration Rights

First Registration Statement

•	Private Placement Warrants: In connection with the consummation of the Merger, STPC, the holders of the Class B Common Stock of STPC that were initially issued to the Sponsor on October 23, 2020, which shares later converted to Common Stock of the Company in connection with the Closing (the “Founder Shares”), and certain equityholders of Legacy Benson Hill (collectively, the “IRA Parties”), entered into that certain Investor Rights Agreement, which became effective upon the Closing (the “IRA”). In accordance with the IRA, the IRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, with respect to their Founder Shares, their Private Placement Warrants (including any shares of common stock issuable upon exercise thereof) and certain other securities as described therein. Pursuant to the IRA, we filed with the SEC the First Registration Statement, the prospectus of which is combined and updated herein, to, among other things, register the resale of the Private Placement Warrants and the shares of Common Stock that are issuable upon the exercise thereof.

•	PIPE Shares: In connection with the execution of the Merger Agreement, STPC entered into subscription agreements (each, a “Subscription Agreement”) with certain third-party investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and STPC agreed to issue and sell to the PIPE Investors, the PIPE Shares in a private placement pursuant to the Subscription Agreements (the “PIPE”). The PIPE investment closed simultaneously with the consummation of the Merger. Pursuant to the Subscription Agreements, we filed with the SEC the First Registration Statement, the prospectus of which is combined and updated herein, to, among other things, register the resale of the PIPE Shares.

Second Registration Statement

•	Sponsor Shares and Sponsor Earn Out Shares: Pursuant to the IRA, we filed with the SEC the Second Registration Statement, the prospectus of which is combined and updated herein, to, among other things, register the resale of the Sponsor Shares and Sponsor Earn Out Shares.

Third Registration Statement

•	March 2022 PIPE Shares and March 2022 Warrants: On March 24, 2022, the Company entered into subscription agreements (“March PIPE Subscription Agreements”) with certain investors (the “March PIPE Investors”) providing for the private placement to the March PIPE Investors of an aggregate of 26,150,000 units (collectively, the “Units”). Each Unit consisted of (i) one share of the Company’s Common Stock and (ii) a warrant to purchase one-third of one share of Common Stock. The closing of the Private Placement occurred on March 25, 2022. The March PIPE Subscription Agreements provides for, among other things, certain registration rights pertaining to the registration for resale of the shares of Common Stock included in the Units, the March 2022 Warrants, and the shares of Common Stock issuable upon exercise of the March 2022 Warrants. Pursuant to the March PIPE Subscription Agreements, we filed with the SEC the Third Registration Statement, the prospectus of which is combined and updated herein, to register the resale of the March 2022 Warrants and the shares of Common Stock issuable upon the exercise thereof.

27

The Selling Securityholders

This prospectus relates to the possible resale by the applicable Selling Securityholders from time to time of up to:

•	(i) 29,053,454 shares of Common Stock, including 6,553,454 shares of Common Stock issuable upon exercise of the Private Placement Warrants and 22,500,000 PIPE Shares and (ii) 6,553,454 Private Placement Warrants;

•	89,628,274 shares of Common Stock, including 8,066,000 Sponsor Shares and 1,996,500 Sponsor Earn Out Shares; and

•	(i) 34,866,661 shares of Common Stock, consisting of up to (a) 26,150,000 shares of Common Stock held directly by the Selling Securityholders and (b) 8,716,661 shares of Common Stock issuable upon the exercise of the March 2022 Warrants and (ii) 39 March 2022 Warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their respective shares of Common Stock, Private Placement Warrants or March 2022 Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, their respective Common Stock, Private Placement Warrants or March 2022 Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Common Stock, Private Placement Warrants and March 2022 Warrants that each of the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. For the avoidance of doubt, the table below also includes certain shares of Common Stock that are currently held in escrow subject to forfeiture, which issued upon the closing of the Merger to certain of the Selling Securityholders, pending the achievement of certain milestones related to the share price of the Common Stock detailed in the Merger Agreement (the “Earn Out Shares”).

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares of Common Stock, Private Placement Warrants or March 2022 Warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Common Stock, Private Placement Warrants and March 2022 Warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares and warrants in this offering. See “Plan of Distribution.”

28

	Securities Beneficially Owned Prior to This Offering			Securities to be Sold in This Offering			Securities Beneficially Owned After This Offering
Name and Address of Beneficial Owner	Shares of Common Stock(1)	Private Placement Warrants	March 2022 Warrants	Shares of Common Stock	Private Placement Warrants	March 2022 Warrants	Shares of Common Stock	%	Private Placement Warrants	%	March 2022 Warrants	%
Star Peak Sponsor II LLC(2)	100,626	66,061	-	100,626	66,061	-	-	-	-	-	-	-
Argonautic Vertical Series Benson Hill Special Situation Fund III SP(3)	16,303,474	-	-	16,303,474	-	-	-	-	-	-	-	-
Caisse de dépôt et placement du Québec(4)	5,942,116	-	1	1,453,333	-	1	4,488,783	2.17%	-	-	-	-
Funds managed by Cohen & Steers Capital Management, Inc.(5)	962,500	-	-	962,500	-	-	-	-	-	-	-	-
Morton A. Cohn(6)	100,000	-	-	100,000	-	-	-	-	-	-	-	-
Funds managed by Diameter Capital Partners LP(7)	44,427	-	-	44,427	-	-	-	-	-	-	-	-
Funds managed by Magnetar Financial LLC(8)	48,000	-	-	48,000	-	-			-	-	-
The Cynthia C. Grumney Revocable Trust(9)	100,000	-	-	100,000	-	-	-	-	-	-	-	-
Lagomaj Capital(10)	1,277,141	-	-	1,277,141	-	-	-	-	-	-	-	-
Major Tom Private Capital LLC(11)	2,723,197	-	1	2,231,191	-	1	492,006	*	-	-	-	-
Funds managed by subsidiaries of BlackRock, Inc.(12)	9,394,623	-	6	9,122,096		6	272,527	*	-	-	-	-

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Funds Managed by Mercury (13)	13,444,888	-	3	12,136,384	-	3	1,308,504	*	-	-	-	-
PFMO4 LLC(14)	1,025,000	-	-	500,000	-	-	525,000	*	-	-	-	-
Portcullis Partners, LP(15)	690,000	-	1	690,000	-	1	-	-	-	-	-	-
Post Holdings, Inc.(16)	500,000	-	-	500,000	-	-	-	-	-	-	-	-
RZR, LLC(17)	50,000	-	-	50,000	-	-	-	-	-	-	-	-
S2G Builders Food & Agriculture Fund III, L.P.(18)	11,909,533		1	10,556,391	-	1	1,353,142	*	-	-	-	-
Legend of Sleepy Hollow LLC(19)	1,437,883	-	-	1,000,000	-	-	437,833	*	-	-	-	-
Todd R. Schnuck Revocable Trust(20)	50,000	-	-	50,000	-	-	-	-	-	-	-	-
Mark Todd Simmons Investment Exempt Trust(21)	100,000	-	-	100,000	-	-	-	-	-	-	-	-
Robert V. Vitale(22)	100,000	-	-	100,000	-	-	-	-	-	-	-	-
VanEck Global Natural Resources Portfolio, a series of Brighthouse Funds Trust II(23)	619,025	-	-	214,600	-	-	404,425	*	-	-	-	-
VanEck Global Resources Fund(23)	620,975	-	-	181,800	-	-	439,175	*	-	-	-	-
VanEck VIP Global Resources Fund(23)	250,025	-	-	65,900	-	-	184,125	*	-	-	-	-
Grosvenor Food & AgTech US Inc.(24)	11,573,376	-	1	10,494,578	-	1	1,078,798	*	-	-	-	-
Bunge Ventures Ltd.(25)	7,833,241	-	-	6,774,131	-	-	1,059,110	*	-	-	-	-

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C. Park Shaper(26)	40,000	-	-	40,000	-	-	-	-	-	-	-	-
Desiree Rogers(27)	40,000	-	-	40,000	-	-	-	-	-	-	-	-
Entities affiliated with GV(28)	17,849,461	-	1	15,552,271	-	1	2,297,190	1.11%	-	-	-	-
Funds managed by iSelect Fund Management, LLC(29)	1,357,411	-	-	1,357,411	-	-	-	-	-	-	-	-
Matthew B. Crisp(30)	5,380,478	-	-	3,216,315			2,164,163	1.05%	-	-	-	-
Prelude Fund, LP(31)	11,050,714	-	-	9,561,776	-	-	1,488,938	-	-	-	-	-
Alyeska Master Fund L.P(32)	1,226,838	-	1	1,226,838	-	1	-	-	-	-	-	-
Entities Affiliated with Millennium Management LLC(33)	2,385,782	-	1	1,352,882	-	1	1,032,900	-	-	-	-	-
Apollo SPAC Fund I, L.P(34)	633,333	-	1	633,333	-	1	-	-	-	-	-	-
Funds Managed by HITE Hedge Asset Management LLC(35)	1,329,748	-	7	1,180,521	-	7	149,227	-	-	-	-	-
Funds Managed by Saba Capital Management, LP(36)	986,415	-	3	986,415	-	3	-	-	-	-	-	-
Woodline Master Fund LP(37)	250,000	-	1	250,000	-	1	-	-	-	-	-	-
Funds Managed by Lazard Asset Management LLC(38)	416,666	-	5	416,666	-	5	-	-	-	-	-	-
Polar Multi-Strategy Master Fund(39)	166,666	-	1	166,666	-	1	-	-	-	-	-	-

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Funds Managed by Westech Investment Advisors LLC(40)	2,149,378	-	2	400,000	-	2	1,749,378	-	-	-	-	-
CVI Investments, Inc.(41)	25,000	-	1	25,000	-	1	-	-	-	-	-	-

*Represents less than 1%.

(1) Represents shares of Common Stock of the Company, including Earn Out Shares held in escrow and subject to forfeiture, and shares issuable upon exercise of outstanding warrants. The calculation of percentage of beneficial ownership prior to and after this offering includes Earn Out Shares held in escrow and subject to forfeiture and shares of Common Stock of the Company issuable upon exercise of outstanding warrants, and is based on 206,442,346 total shares of Common Stock issued and outstanding as of November 8, 2022.

(2) Represents (i) 100,626 founder shares held prior to the Merger and converted into Common Stock in connection therewith and (ii) 66,061 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Star Peak 19, LLC, Star Peak L LLC and Star Peak M LLC are the managing members of the Sponsor and as such, each of them has voting and investment discretion with respect to the shares of Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the Common Stock held directly by the Sponsor. Eric Scheyer is the sole member of and controls Star Peak 19 LLC; Alec Litowitz is the sole member of and controls Star Peak L LLC; and Michael C. Morgan is the sole member of and controls Star Peak M LLC (each, a “Sponsor Controlling Entity”). The unanimous consent of each Sponsor Controlling Entity is required to make voting and dispositive decisions with respect to the securities held by the Sponsor. Accordingly, each of Messrs. Scheyer, Litowitz and Morgan is deemed to have or share beneficial ownership of the securities held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The principal business address of each of the Sponsor Controlling Entities and each of Messrs. Scheyer, Litowitz and Morgan is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(3) Represents (i) 11,403,474 shares of Common Stock registered for resale hereunder held by Argonautic Ventures Master SPC, and (ii) 4,900,000 shares of Common Stock held by Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill Special Situation Fund III SP). Chiu Wing Nga Rita, Director of Argonautic Ventures Master SPC and AIM Master I (BVI) Ltd., holds a direct or indirect interest in Argonautic Ventures Master SPC (for and on behalf of Argonautic Vertical Series Benson Hill Special Situation Fund III SP) and may be deemed to have beneficial ownership of the securities held directly by such entities. Ms. Chiu disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest she may have therein, directly or indirectly. The address for Argonautics Ventures Master SPC is P.O. Box 2705 Grand Cayman KYI-1103.

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(4) The shares of Common Stock (including the 233,333 shares of Common Stock issuable upon exercise of its March 2022 Warrant) are held by Caisse de dépôt et placement du Québec (“CDPQ”). Investment and voting decisions are made by an investment committee of CDPQ. The membership of such committee may change from time to time. Each of the members of the investment committee disclaims beneficial ownership of such shares. The address of CDPQ is 1000, Place Jean-Paul-Riopelle, Montréal, Quebec, Canada, H2Z 2B3.

(5) Represents 962,500 shares of Common Stock registered for resale hereunder held by Cohen Steers Infrastructure Fund, Inc Cohen & Steers Capital Management, Inc. is the investment manager of Cohen & Steers Infrastructure Fund, Inc. The address of each entity listed in this footnote is c/o Cohen & Steers Capital Management, Inc., 280 Park Avenue, New York, New York 10017.

(6) The address of Morton A. Cohn is 800 Bering Drive, Ste. 210, Houston, Texas 77024.

(7) Represents 44,427 shares of Common Stock registered for resale hereunder held by Diameter Dislocation Master Fund LP (“DDF”). Diameter Capital Partners LP is the investment manager (“Investment Manager”) of DDF and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the Investment Manager, make voting and investment decisions on behalf of the Investment Manager. As a result, the Investment Manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The business address of Diameter Capital Partners LP is 55 Hudson Yards, 29th Floor, New York, New York 10001.

(8) Represents (i) 8,800 shares of Common Stock registered for resale hereunder held by Astrum Partners LLC, Series XVI, and (ii) 40,000 shares of Common Stock registered for resale hereunder held by Magnetar Capital Master Fund Ltd. Magnetar Financial LLC (“MFL”) serves as manager to the above-listed entities. In such capacity, MFL exercises voting and investment power over the securities listed above held for the accounts of the above-listed entities. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. The above-listed entities, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. The address of Astrum Partners LLC, Series XVI is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. Craig Rohr, employee of Magnetar Capital LLC is a Director of the Company. Magnetar Capital LLC is an affiliate of Magnetar Financial LLC, the Manager of Astrum Partners LLC, Series XIX.

(9) The address of The Cynthia C. Grumney Revocable Trust is 2 Saint Andrews Drive, St. Louis, Missouri 63124.

(10) The address of Lagomaj Capital, LLC is 501 West Ave. #1201, Austin, Texas 78701.

(11) Represents (i) 2,249,200 shares of Common Stock (including the 500,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Major Tom Private Capital LLC and (ii) 492,006 shares of Common Stock held by Major Tom Capital LLC. The principal mailing address of Major Tom Private Capital LLC is c/o Beemok Capital, LLC, 200 Meeting Street, Suite 206, Charleston, South Carolina 29401.

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(12) The registered holders of the Common Stock and March 2022 Warrants registered for resale are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Master Hedge, L.P. — Opportunistic Series, BlackRock Absolute Return Fund, Ltd., Alpha Strategies Portfolio (Cayman) LP, MALT Master Fund, L.P., MALT (BASII), L.P. and AMP, Ltd. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, New York 10055. Shares of Common Stock shown include only (i) the securities being registered for resale and (ii) 272,527 shares of Common Stock additionally held by the above-listed funds, and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(13) Represents (i) 306,518 shares of Common Stock (including the 3,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Mercury Fund III Affiliates, L.P., (ii) 6,505,172 shares of Common Stock (including the 63,666 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Mercury Fund Ventures III, L.P., and (iii) 6,633,198 shares of Common Stock (including the 366,666 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Mercury Camelback Fund, LLC. The general partner of Mercury Fund III Affiliates, L.P. and Mercury Fund Ventures III, L.P. is Mercury Fund Partners III, LP. The managing member of Mercury Camelback Fund, LLC is Mercury Partners Management LLC. The address of the above-listed entities is 3737 Buffalo Speedway, Suite 1750, Houston, Texas 77098. Dan Watkins is a Member of Mercury Fund Partners III, LP, and a Managing Member of Mercury Partners Management LLC and is a former board member of the Legacy Benson Hill.

(14) Includes (i) 500,000 shares of Common Stock registered hereunder, (ii) 300,000 shares of Common Stock held prior to the Business Combination not registered hereunder, (iii) 125,000 shares of Common Stock issuable upon exercise of warrants held prior to the Business Combination, and (iv) 100,000 additional shares of Common Stock purchased on the open market since the Business Combination. Richard Perry is the manager of PFMO4 LLC. The address of PFMO4 LLC is c/o 2912 Advisors LP, 405 Lexington Avenue, 34th FL New York, New York 10174.

(15) The shares of Common Stock (including the 100,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant) are held by Portcullis Partners, LP. Michael C. Morgan, the Manager of Portcullis G.P., LLC (the General Partner of Portcullis Partners, LP) has sole voting and investment power over such shares of Common Stock and was Chairman of Star Peak II Corp prior to its merger with the Company and remains a voting member of Star Peak Sponsor II. Portcullis Partners, LP’s address is 2001 Kirby Drive, Suite 800, Houston, Texas 77019.

(16) Post Holdings, Inc. is a publicly traded company. Robert V. Vitale exercises voting and dispositive power over the registrable securities owned by Post Holdings, Inc. as President and Chief Executive Officer of Post Holdings, Inc. and may be deemed to have or share beneficial ownership of such registrable securities held directly by Post Holdings, Inc. However, Mr. Vitale disclaims any beneficial ownership of the registrable securities other than to the extent of any pecuniary interest that he may have therein, directly or indirectly. The address of Post Holdings, Inc. is 2503 S. Hanley Rd., St. Louis, Missouri 63144.

(17) Mark Todd Simmons and Melissa Simmons exercise voting and dispositive power over the registrable securities on behalf of RZR, LLC as trustees and beneficiaries of TMS Family Trust, its sole member. The address of RZR, LLC is 601 N. Hico St., Siloam Springs, Arkansas 72761.

34

(18) Represents (i) 4,267,396 shares of Common Stock (including the 416,666 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by S2G Builders Food & Agriculture Fund III, LP, (ii) 1,782,605 shares of Common Stock held by S2G Ventures Fund I, L.P., and (iii) 5,859,532 shares of Common Stock held by S2G Ventures Fund II, L.P. (the above-listed entities, collectively “S2G Ventures”). Lukas T. Walton holds a direct or indirect interest in the S2G Ventures and may be deemed to have beneficial ownership of the securities held directly by such entities. Mr. Walton disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for S2G Ventures is PO Box 1860, Bentonville, Arkansas 72712.Sanjeev Krishnan, a managing director of S2G, formerly sat on the Board of Directors of the Company.

(19) Represents (i) 1,000,000 shares of Common Stock registered for resale hereunder held by Legend of Sleepy Hollow LLC, and (ii) 437,833 shares of Common Stock not registered for resale hereunder held by Fayez S. Sarofim Management Trust. The address of Legend of Sleepy Hollow LLC is 909 Fannin, Suite 2907, Houston, Texas 77010.

(20) Todd R. Schnuck exercises voting and dispositive power over the registrable securities as Trustee. The address of Todd R. Schnuck Revocable Trust is 11420 Lackland Road, St Louis, Missouri 63146.

(21) Sarah L. Simmons exercises voting and dispositive power over the registrable securities as Trustee. The address of Mark Todd Simmons Investment Exempt Trust is 601 N. Hico St., Siloam Springs, Arkansas 72761.

(22) The address of Robert V. Vitale is c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144.

(23) Includes (i) 663,025 shares of Common Stock (of which 315,000 shares are registered for resale hereunder) held by VanEck Global Natural Resources Portfolio, a series of Brighthouse Funds Trust II (“VanEck GNRP”), (ii) 602,075 shares of Common Stock (of which 190,000 shares are registered for resale hereunder) held by VanEck Global Resources Fund (“VanEck GRF”), and (iii) 264,125 shares of Common Stock (of which 95,000 shares are registered for resale hereunder) held by VanEck VIP Global Resources Fund (“VanEck VIP”), Van Eck Associate Corp. is the investment advisor for Vaneck Global Resources Fund and Vaneck VIP Global Resources Fund and Vaneck Global Natural Resources Portfolio, a Series of Brighthouse Funds Trust II. The address of each entity listed in this footnote is 666 Third Ave, 9th Floor, New York, New York 10017.

(24) The shares of Common Stock (including the 766,666 shares of Common Stock issuable upon exercise of its March 2022 Warrant) are held by Grosvenor Food & AgTech US Inc. (f/k/a Wheatsheaf Group U.S., Inc.). Grosvenor Food & AgTech US Inc. is wholly owned by Wheatsheaf Group Limited. Voting and investment power with respect to the shares held by Wheatsheaf Group Limited may be exercised in whole or in part by J. Stephan Dolezalek, Anthony James, Montell Bayer, Katrin Burt, Peter Kristensen, Fiona Emmett, William Kendall, Kevin Lane, Clive Morris, Mark Preston, and Alexander Scott, who are the directors of Wheatsheaf Group Limited. The majority of the shares in Wheatsheaf Group Limited are held by trustees for the benefit of the current and future generations of the Grosvenor family, headed by the Duke of Westminster. These trusts are based in the United Kingdom. The address of Grosvenor Food & AgTech US Inc. is 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306. J. Stephan Dolezalek has been a member of the Board of Directors of the Company since September 29, 2021.

(25) Represents 7,833,241 shares of Common Stock held by Bunge Ventures Ltd. as of the date of this prospectus. Nanda Kumar Puthucode, Richard James and David Stubbs are directors of Bunge Ventures, Ltd. and may be deemed to have beneficial ownership of the securities held directly by such entity. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest she may have therein, directly or indirectly. The address for Bunge Ventures Ltd. is 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017.

35

(26) Represents 40,000 shares of Common Stock held by Charles Park Shaper as of the date of this prospectus. The address for Charles Park Shaper is 5002 Green Tree Rd., Houston, Texas 77056.

(27) Represents 40,000 shares of Common Stock held by Desiree Rogers as of the date of this prospectus. The address for Desiree Rogers is 1301 N. Astor St., Chicago, Illinois 60610.

(28) Consists of (i) 11,510,238 shares of Common Stock (including the 200,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by GV 2017, L.P. and (ii) 6,339,223 shares of Common Stock held by GV 2019, L.P. GV 2017 GP, L.P. is the general partner of GV 2017, L.P., GV 2017 GP, L.L.C. is the general partner of GV 2017 GP, L.P., Alphabet Holdings LLC is the sole member of GV 2017 GP, L.L.C., XXVI Holdings Inc. is the sole member of Alphabet Holdings LLC, and Alphabet Inc., is the controlling stockholder of XXVI Holdings Inc. GV 2019 GP, L.P. is the general partner of GV 2019, L.P., GV 2019 GP, L.L.C. is the general partner of GV 2019 GP, L.P., Alphabet Holdings LLC is the sole member of GV 2019 GP, L.L.C., XXVI Holdings Inc. is the sole member of Alphabet Holdings LLC, and Alphabet Inc., is the controlling stockholder of XXVI Holdings Inc. Each of the above listed entities may be deemed to have sole power to vote or dispose of the securities held directly by GV 2017, L.P. and GV 2019, L.P., respectively. The principal address for each of the entities listed above is 1600 Amphitheatre Parkway, Mountain View, California 94043.

(29) Includes (i) 1,092,903 shares of Common Stock beneficially owned by iSelect Fund Argonautics, LLC (“iSelect Fund”), and (ii) 264,508 shares of Common Stock owned by iSelect Fund Management, LLC (“iSelect Fund Management”). iSelect Fund Management, LLC is the manager of iSelect Fund Argonautics, LLC and may be deemed to have beneficial ownership of the securities held directly by such entity. Michael Kime, Richard Imperiale, James Carter Williams and Susan Slavik Williams are the board of managers of iSelect Fund Management, LLC and may be deemed to have or share beneficial ownership of the securities held directly by iSelect Fund Management, LLC. The address for iSelect Fund Management, LLC is 1401 S. Brentwood Blvd., Ste. 300, St. Louis, Missouri 63144.

(30) Represents 5,380,478 shares of Common Stock, consisting of (i) 2,937,508 shares of Common Stock directly held by Mr. Crisp, (ii) 1,152,491 shares of Common Stock held by trusts indirectly controlled by Mr. Crisp and (iii) 1,290,479 shares of Common Stock underlying certain options to purchase shares of Common Stock exercisable within sixty (60) days of the Ownership Date held by Mr. Crisp. The address for Matthew B. Crisp is c/o Benson Hill, Inc., 1001 N. Warson Rd., St. Louis, Missouri 63132.

(31) Represents 11,050,714 shares of Common Stock held by Prelude Fund, LP as of the date of this prospectus. Prelude Ventures LLC is the manager of Prelude Fund, LP and may be deemed to have beneficial ownership of the securities held directly by Prelude Fund, LP. Mark Cupta, Gabriel Kra and Tim Woodward are the managing directors of Prelude Ventures LLC and may be deemed to have or share beneficial ownership of the securities held directly by Prelude Fund LLC. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address for Prelude Fund, LP is 1 Ferry Building, Suite 300, San Francisco, California 94111.

(32) The shares of Common Stock (including the 766,666 shares of Common Stock issuable upon exercise of its March 2022 Warrant) are held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and maybe deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago Illinois 60601.

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(33) As of the close of business on September 30, 2022: (i) Integrated Core Strategies (US) LLC beneficially owned 1,616,321 shares of the Company’s Common Stock (consisting of: (a) 602,882 shares of the Company’s Common Stock purchased pursuant to the Subscription Agreement between the Company and Integrated Core Strategies (US) LLC dated March 24, 2022 (the “PIPE”), (b) 750,000 shares of the Company’s Common Stock (which are issuable upon exercise of certain warrants acquired in the PIPE) and (c) 263,439 shares of the Company’s Common Stock acquired separately from the PIPE); (ii) Riverview Group LLC beneficially owned 709,544 shares of the Company’s Common Stock (which are issuable upon exercise of certain warrants); (iii) ICS Opportunities, Ltd. beneficially owned 58,525 shares of the Company’s Common Stock (which are issuable upon exercise of certain warrants); and (iv) ICS Opportunities II LLC beneficially owned 1,392 shares of the Company’s Common Stock. Riverview Group LLC, ICS Opportunities, Ltd. and ICS Opportunities II LLC are affiliates of Integrated Core Strategies (US) LLC. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Mr. Englander and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(34) The 633,333 shares of Common Stock issuable upon exercise of its March 2022 Warrant are held by Apollo SPAC Fund I, L.P. Apollo SPAC Fund I, L.P. is a Cayman Islands limited partnership, its general partner is Apollo SPAC Advisors I, L.P., a Cayman Islands limited partnership, Apollo SPAC Advisors I, L.P.’s general partner is Apollo SPAC Advisors I GP, LLC, a Cayman Islands limited liability company, Apollo SPAC Advisors I GP, LLC’s managing member is APH Holdings (FC), L.P., a Cayman Islands limited partnership, APH Holdings (FC), L.P.’s general partner is Apollo Principal Holdings VII GP, Ltd., a Cayman Island limited company, Apollo Principal Holdings VII GP, Ltd.’s sole shareholder is APO (FC), LLC, an Anguilla limited liability company, APO (FC), LLC’s sole member is Apollo Asset Management, Inc., a Delaware corporation, Apollo Asset Management, Inc.’s sole shareholder is Apollo Global Management, Inc., a Delaware corporation whose common stock is traded on the New York Stock Exchange. The address of Apollo SPAC Fund I, L.P. is One Manhattanville Road, Suite 201, Purchase, New York, 10577.

(35) Represents (i) 654,263 shares of Common Stock (including the 177,667 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by HITE Hedge Offshore Ltd., (ii) 195,398 shares of Common Stock (including the 109,827 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by HITE Hedge LP, (iii) 260,412 shares of Common Stock (including the 109,253 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by HITE Hedge II LP, (iv) 23,229 shares of Common Stock (including the 71,069 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by HITE Carbon Offset Ltd., and (v) 74,652 shares of Common Stock (including the 32,184 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by HITE Carbon Offset LP. The address of the above- listed entities 300 Crown Colony Drive, Suite 108, Quincy, Massachusetts 02169.

(36) Represents (i) 606,763 shares of Common Stock (including the 307,559 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Saba Capital Master Fund, Ltd., (ii) 370,116 shares of Common Stock (including the 187,607shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Saba Capital SPAC Opportunities Ltd., and (iii) 9,536 shares of Common Stock (including the 4,834 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Saba Capital Income & Opportunities Fund. Boaz Weinstein is the managing member of the general partner of the investment manager of the above-listed entities (the “Saba Funds”) and accordingly may be deemed to have voting and dispositive power with respect to shares held by the Saba Funds. Mr. Weinstein disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of his pecuniary interest in the securities.

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(37) The 250,000 shares of Common Stock issuable upon exercise of the March 2022 Warrants are held by Woodline Master Fund LP. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares of common stock. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, California 94111.

(38) Represents (i) 16,100 shares of Common Stock issuable upon exercise of its March 2022 Warrant held by Lazard Converts Absolute Return, LP (LCAR), (ii) 15,800 shares of Common Stock issuable upon exercise of its March 2022 Warrant held by Lazard Rathmore Plus Master Fund, L.P., (iii) 122,300 shares of Common Stock issuable upon exercise of its March 2022 Warrant held by Lazard Rathmore Alternative Fund, (iv) 1,733 shares of Common Stock issuable upon exercise of its March 2022 Warrant held by Lazard Rathmore Absolute Return Fund, Ltd., (v) 10,733 shares of Common Stock issuable upon exercise of its March 2022 Warrant held by Lazard Converts Absolute Return, LP (LCAE) and (vi) 250,000 shares of Common Stock held by Skandia Fonder AB. Lazard Asset Management LLC, a Delaware limited liability company (“LAM”), serves as the investment advisor for each of the entities listed above in (i)-(v) and as discretionary asset manager for Skandia Fonder AB. LAM holds voting and investment power over the securities. LAM is indirectly controlled by Lazard Ltd., a Bermuda corporation which has a board of ten directors. Each of the foregoing entities, except for LAM, disclaims beneficial ownership of these securities. LAM’s address is 30 Rockefeller Plaza, New York, New York 10112.

(39) The 166,666 shares of Common Stock issuable upon exercise of its March 2022 Warrant are held by Polar Multi-Strategy Master Fund Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6, Canada.

(40) Represents (i) 1,438,424 shares of Common Stock (including the 67,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Venture Lending & Leasing IX LLC and (ii) 710,954 shares of Common Stock (including the 33,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant) held by Venture Lending & Leasing VIII, LLC. Westech Investment Advisors LLC is the Managing Member of the above-listed entities. David Wanek is the CEO of Westech Investment Advisors LLC, and Maruice Werdegar is its Chairman of the Board and also has the power to invest or vote these securities. The principal mailing address of the above-listed entities is 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.

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(41) The 25,000 shares of Common Stock issuable upon exercise of its March 2022 Warrant are held by CVI Investments, Inc (“CVI”). Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares of Common Stock held by CVI and may be deemed to be the beneficial owner of these shares of Common Stock. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares of Common Stock held by CVI. Mr. Kobinger disclaims any such beneficial ownership over these shares of Common Stock. The principal mailing address of the CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of up to (i) 6,553,454 shares of our Common Stock that may be issued upon exercise of the Private Placement Warrants and (ii) 10,062,500 shares of our Common Stock that may be issued upon exercise of the Public Warrants.

We are also registering the resale by the applicable Selling Securityholders or their permitted transferees of up to (i) 29,053,454 shares of Common Stock, including (a) 6,553,454 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants and (b) the 22,500,000 PIPE Shares, (ii) 6,553,454 Private Placement Warrants, (iii) 89,628,274 shares of our Common Stock, including the Sponsor Shares and the Sponsor Earn Out Shares, (iv) 34,866,661 shares Common Stock, consisting of (a) up to 26,150,000 shares of Common Stock held directly by the Third Registration Selling Securityholders and (b) up to 8,716,661 shares of Common Stock issuable upon the exercise of the March 2022 Warrants and (v) up to 39 March 2022 Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the Warrants in the event any such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The Selling Securityholders will act independently of the Company in making their decisions with respect to the timing, manner and size of any sales. Each Selling Securityholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock covered hereby on the NYSE or any other stock exchange, market or trading facility on which the securities are traded. In addition, such persons may, from time to time, sell any or all of their Common Stock, Private Placement Warrants and March 2022 Warrants in privately negotiated transactions. The Selling Securityholders will be responsible for commissions charged by such broker-dealers or agents. Such securities covered hereby may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We expect that the sales price of any sales of Private Placement Warrants and March 2022 Warrants will be primarily derived with reference to the market price of the shares of our Common Stock underlying such Private Placement Warrants and the March 2022 Warrants.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with a Selling Securityholder to sell a specified number of such securities at a stipulated price per security;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions or create one or more derivative securities. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Common Stock and Public Warrants are listed on the NYSE under the symbols “BHIL” and “BHIL WS”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

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EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements of ZFS Creston, LLC as of October 31, 2021 and 2020, and for each of the two years in the period ended October 31, 2021 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Crowe LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Kirkland & Ellis LLP, Winston & Strawn LLP and K&L Gates LLP have passed upon the validity of the securities offered by this prospectus.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the SEC’s website. Our filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC, at our website at www.bensonhill.com. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement, and the inclusion of our website in this prospectus is an inactive textual reference only.

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about Benson Hill that is not included in or delivered with this document. The SEC’s rules allow us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 16, 2022 and August 10, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2022 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), January 11, 2022, February 8, 2022 (exceptfor the information furnished under Item 7.01 and Exhibit 99.1 thereto), March 16, 2022, March 28, 2022 (except for the information furnished under Item 2.02 and the Exhibits 99.1 and 99.2 thereto), June 13, 2022, July 7, 2022, and August 8, 2022 (except for the information furnished under Items 2.02 and 7.01 and Exhibits 99.1, 99.2 and 99.3 thereto);

•	the description of our securities contained in Exhibit 4.7 to our Annual Report on Form 10-K, including any amendments thereto or reports filed for the purpose of updating such description; and

•	our Registration Statement on Form S-3 filed with the SEC on November 10, 2022.

We also incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC on April 28, 2022 in Amendment No. 1 to Form S-1, which was declared effective on May 4, 2022 (Registration No. 333-264228):

•	Audited Financial Statements of ZFS Creston, LLC as of October 31, 2021 and 2020 and for each of the two years in the period ended October 31, 2021; and

•	Unaudited Pro Forma Combined Financial Information of Benson Hill, Inc. as of and for the year ended December 31, 2021.

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All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Benson Hill, Inc.

1001 North Warson Road

St. Louis, Missouri 63132

(314) 222-8218

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses and Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our common stock and other securities:

SEC Registration Fee	$38,788.86	(1)
Printing and miscellaneous expenses	$12,000
Legal fees and expenses	$100,000
Accounting fees and expense	$37,500
Miscellaneous expenses	$11,711.14
Total	$200,000

(1)	Previously paid.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

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Our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law. In addition, the Certificate of Incorporation provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they (i) violated their duty of loyalty to us or our stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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Item 16	Exhibits

		INCORPORATED BY REFERENCE
EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE
2.1†	Agreement and Plan of Merger, dated as of May 8, 2021, by and among Star Peak Corp II, STPC Merger Sub Corp. and Benson Hill, Inc.	Form 8-K	001-39835	2.1	5/10/2021

3.1	Second Amended and Restated Certificate of Incorporation of Benson Hill, Inc.	Form 8-K	001-39835	3.1	10/5/2021

3.2	Amended and Restated Bylaws of Benson Hill, Inc.	Form 8-K	001-39835	3.2	10/5/2021

4.1	Form of Common Stock Certificate of Benson Hill, Inc.	Form 8-K	001-39835	4.1	10/5/2021

4.2	Form of Warrant Certificate	Form 8-K	001-39835	4.2	10/5/2021

4.3	Form of Warrant to Purchase Shares of Stock of Benson Hill, Inc.	Form 8-K	001-39835	4.1	1/4/2022

4.4	Warrant Agreement, dated as of January 8, 2021, by and between Benson Hill, Inc. and Continental Stock Transfer & Trust Company.	Form 8-K	001-39835	4.1	1/8/2021

4.5	Investor Rights Agreement, dated as of September 29, 2021, by and among Benson Hill, Inc. and certain of its stockholders	Form 10-Q	001-39835	4.4	11/15/2021

4.6	Form of Lock-up Agreement	Definitive Proxy Statement/Prospectus	001-256161	Annex H	9/2/2021

4.7	Form of March 2022 Warrant, dated as of March 24, 2022.	Form 8-K	001-39835	10.2	3/28/2022

4.8	Form of 2020 Notes Payable Warrant (and Notice of Adjustment)	Form S-3			11/10/2022

4.9	Form of 2021 Notes Payable Warrant (and Notice of Adjustment)	Form S-3			11/10/2022

5.1	Opinion of Kirkland & Ellis LLP.	Form S-1	333-259679	5.1	9/21/2021

5.2	Opinion of Winston & Strawn LLP.	Form S-1	333-260447	5.1	10/22/2021

5.3	Opinion of K&L Gates LLP.	Form S-1	333-264228	5.1	4/11/2022

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Crowe LLP.*

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23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.2).

23.5	Consent of K&L Gates LLP (included in Exhibit 5.3).

24.1	Power of Attorney, Reference is made to the signature pages of this Form S-3.

107	Filing Fee Table.*

*Filed herewith.

†Certain of the exhibits and schedules of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    That, for purposes of determining any liability under the Securities Act of 1933:

(i)    the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii)    each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, on November 10, 2022.

BENSON HILL, INC.

By:	/s/ Matthew B. Crisp
	Name:	Matthew B. Crisp
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew B. Crisp, Dean Freeman and Yevgeny Fundler, and each of them, as their true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Benson Hill, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew B. Crisp	Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2022
Matthew B. Crisp

/s/ Dean Freeman	Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2022
Dean Freeman

/s/ Daniel Jacobi	Chairperson of the Board	November 10, 2022
Daniel Jacobi

/s/ DeAnn Brunts	Director	November 10, 2022
DeAnn Brunts

/s/ J. Stephan Dolezalek	Director	November 10, 2022
J. Stephan Dolezalek

/s/ Adrienne Elsner	Director	November 10, 2022
Adrienne Elsner

/s/ David J. Lee	Director	November 10, 2022
David J. Lee

/s/ Molly Montgomery	Director	November 10, 2022
Molly Montgomery

/s/ Craig Rohr	Director	November 10, 2022
Craig Rohr

/s/ Linda Whitley-Taylor	Director	November 10, 2022
Linda Whitley-Taylor

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